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                                                                     EXHIBIT 4.3


                         PIEDMONT BANCSHARES CORPORATION
                                STOCK OPTION PLAN


                                   SECTION ONE
                                   DEFINITIONS

         As used herein:

         (a)      The word "Corporation" means Piedmont BancShares Corporation.

         (b) The word "Bank" means the Enterprise National Bank of the Piedmont, the wholly owned subsidiary of the Corporation.

         (c) The word "board" means the Board of Directors of the Corporation.

         (d) The word "plan" means this stock option plan, as herein set forth.

         (e) The word "committee" means the stock option committee, as described in Section Three hereof.

         (f) The words "key employees" mean those officers, division managers, and department heads of the Corporation or the Bank set forth on Exhibit A or who are selected by the committee to receive stock options as provided in Section Three hereof.

         (g) The word "options" means a certificate of stock option granted to an optionee pursuant to this plan in form as attached hereto as Exhibit B.

         (h) The word "optionee" means a key employee holding a stock option under the plan.

                                   SECTION TWO
                                    PURPOSES

         The purposes of the plan are:

         (a) To encourage a sense of proprietorship on the part of officers and those key employees who will be largely responsible for the continued growth of the Bank and the Corporation.

         (b) To furnish such officers and employees with further incentive to develop and promote the business and financial success of the Bank and the Corporation.

         (c) To induce such officers and employees to continue in the service of the Bank and the Corporation, by providing a means whereby such officers and other selected key employees may be given an opportunity to purchase stock in the Corporation.

                                  SECTION THREE
                                 ADMINISTRATION

         (a) The plan shall be administered by a stock option committee consisting of five (5) members of the board who are not eligible to receive options under the plan, whom the board may appoint from time to time, and who shall serve during the pleasure of the board. The board may, from time to time, appoint members of the committee by substitution for members previously appointed and fill



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                  vacancies, however caused, in the committee. A majority of the committee shall constitute a quorum. All determinations of the committee shall be made by a majority of its members.

         (b) Subject to the express provisions of the plan, the committee shall issue to the individuals holding the offices listed on attached Exhibit A options to purchase common shares of the Corporation in the amounts as set forth on Exhibit A (which amounts shall include any options granted to such individuals in an employment contract or other written agreement approved by the board); and further, the committee shall have the power and authority, in its discretion, to determine from time to time those officers and employees to whom additional options are to be granted, and, subject to the limitations imposed by Section Five hereof, the times when such options shall be granted (but no later than twelve months after the OCC has granted the bank the authority to open for business) and the number of shares to be covered by each option. Accomplishment of individuals in furthering the interests of the Bank or the Corporation shall be the primary guide of the committee in apportioning the number of shares to be optioned to key employees, but the committee may take into consideration the position held by an employee, his compensation, and other factors that the committee may deem pertinent.

         (c) Subject to the express provisions of the plan, the committee shall also have the power and authority to construe and interpret the plan and the respective option agreements entered into thereunder, and to make all other determinations necessary or advisable for administering the plan. The determination of the committee on all matters referred to in this section shall be final and conclusive.

                                  SECTION FOUR
                                   ELIGIBILITY

         Options may be granted only to officers and key employees of the Corporation or the Bank who are selected in accordance with the provisions of this plan by the stock option committee, or as provided in an employment contract with such officers or key employees approved by the board.

                                  SECTION FIVE
                             SHARES SUBJECT TO PLAN

         The stock to be sold pursuant to options granted under this plan shall be authorized but unissued shares of the common stock, One Dollar ($1.00) par value, of the Corporation. The total number of shares which may be optioned during the existence of this plan (including those optioned as shown on Exhibit
A) shall not exceed 75,000.

                                   SECTION SIX
                                  OPTION PRICE

         The purchase price of the shares under each option granted pursuant to the plan shall be $10.00 per share.

                                  SECTION SEVEN
                               DURATION OF OPTIONS

         Each option granted hereunder shall continue for a period of ten (10) years from the date of its grant or issuance, unless sooner terminated under the provisions of Section Eight hereof.

                                  SECTION EIGHT
                             TERMINATION OF OPTIONS

         (a) In the event of termination of the employment of an optionee other than the President or an Executive Vice-President, for any cause, other than death of the optionee, whether by reason of resignation or discharge or retirement, each option granted such optionee shall terminate immediately upon the date on which such employment terminated.


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         (b)      Each option granted an optionee shall terminate twelve (12)
                  months from the date of such optionee's death, provided such optionee at the time of his death was in the employ of the Bank or the Corporation.

                                  SECTION NINE
                         EXERCISE AND VESTING OF OPTIONS

         (a) Subject to the terms and conditions of this plan, options may be exercised by written notice to the Corporation at its principal office and addressed to the attention of the Secretary in form as attached hereto as Exhibit C.

         (b) No portion of an option may be exercised unless and until the optionee shall have remained in the continuous employ of the Bank or the Corporation for twelve (12) months from the date such option was granted; provided, however, that subject to the vesting schedule set forth in (c) below, in the event of the death of such optionee while in the employ of the Bank or the Corporation within twelve (12) months from the date such option was granted, such option shall become exercisable immediately on the date of such death.

         (c) All options granted hereunder shall vest (i) twenty-five percent (25%) after one (1) year, (ii) fifty percent (50%) after two (2) years, and (iii) one hundred (100%) after three
                  (3) years following the date such option was granted. Thus, for example, an option that is twenty-five percent (25%) vested after one (1) year will entitle the optionee to purchase twenty-five percent (25%) of the total number of shares covered by said option.

         (d) Notwithstanding the provisions of (c) above, all options granted hereunder shall become one hundred percent (100%) vested immediately upon the (i) Corporation or the Bank entering into any merger agreement in which the Corporation or the Bank is not the surviving entity, or (ii) sale of a controlling interest of the stock of the Corporation or the Bank.

         (e) That portion of an option that has vested may be exercised either at one time as to the total number of shares covered thereby, or from time to time as to any portion thereof in units of ten (10) shares or multiples thereof.

         (f) On the exercise of an option, a certificate or certificates evidencing the shares as to which the option is exercised shall be delivered to the person exercising the option.

         (g) Subject to the limitations imposed by Sections Seven and Eight hereof, in the event of the death of an optionee, the option or options theretofore granted to the optionee may be exercised by the legal representatives of the estate of the optionee or by the person or persons to whom the optionee's rights under the option or options shall pass by will or the laws of descent or distribution.

                                   SECTION TEN
                                     PAYMENT

         Payment of the purchase price for shares purchased under options granted under the plan must be made in full in cash at the time of the exercise of the option in the manner provided in Section Nine hereof.

                                 SECTION ELEVEN
                          NONTRANSFERABILITY OF OPTIONS

         An option granted under the plan may not be transferred except by will or the laws of descent or distribution and, during the lifetime of the optionee, may be exercised only by the optionee.


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                                 SECTION TWELVE
                       AGREEMENT TO CONTINUE IN EMPLOYMENT

         Each key employee to whom an option is granted shall, in consideration of the granting of such option to him, agree that he or she will remain in the continuous service of the Corporation or the Bank as an officer or employee for a period of at least one (1) year from the date of the granting of the option, except as the optionee may be prevented from doing so by death or disability.

         Nothing in this plan or in any option granted hereunder shall be deemed to confer on any individual any right to continue in the employ of the Corporation or the Bank or interfere in any way with the right of the Corporation or the Bank to terminate such individual's employment at any time.

                                SECTION THIRTEEN
                       PURCHASE OF SHARES FOR INVESTMENTS

         Each optionee and each other person who shall exercise an option shall represent and agree that all shares purchased pursuant to such option will be purchased for investment and not with a view to the distribution or resale thereof.

                                SECTION FOURTEEN
                              ADJUSTMENT OF SHARES

         In the event of a merger, consolidation, reorganization, recapitalization, reclassification of stock, stock dividend, splitup, or other change in the corporate structure or capitalization of the Corporation affecting the Corporation's common stock as presently constituted, appropriate adjustments shall be made by the board of directors in the aggregate number and kind of shares subject to the plan, the maximum number and kind of shares for which options may be granted to any one employee, and the number and kind of shares and the price per share subject to outstanding options.

                                 SECTION FIFTEEN
                     REGISTRATION OR QUALIFICATION OF SHARES

         Each option shall be subject to the condition that, if at any time the committee shall determine in its discretion that the registration or qualification of the shares covered thereby under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the delivery of shares on the exercise thereof, no such option may be granted or, if granted, delivery of shares on the exercise thereof shall be deferred, until such registration or qualification shall have been effected. In the event the committee determines that registration or qualification of shares is necessary or desirable, the Corporation shall, at its expense, take such action as may be required to effect such registration or qualification.

                                 SECTION SIXTEEN
                  SUSPENSION, AMENDMENT, OR TERMINATION OF PLAN

         Unless the plan shall have been earlier terminated by the board of directors, the plan shall terminate upon the expiration of twelve (12) months after the Bank has been granted final authority by the OCC to open for business. The board of directors of the Corporation shall have the right, at any time, to suspend, amend or terminate the plan; provided, however, that, unless duly approved by the holders of a majority of the common stock of the Corporation, no amendment shall increase the total number of shares that shall be the subject of the plan or change the formula for determining the purchase price for the optioned shares, and provided further that no termination of the plan or action by the board of directors in amending or suspending the plan shall affect or impair the rights of an optionee under any option previously granted under the plan.

         No option may be granted under the plan during any suspension thereof or after the termination thereof.


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                                SECTION SEVENTEEN
                              DATE OF PLAN ADOPTION

         This plan was adopted by the board of directors and the shareholders of the Corporation pursuant to unanimous written consent as of July 14, 1989.


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